                                                                    EXHITIB 4.10

                          FIFTH AMENDMENT AND WAIVER
                         Dated as of October 31, 1994

     FIFTH AMENDMENT AND WAIVER dated as of October 31, 1994 (this "Amendment") to CREDIT AGREEMENT dated as of February 25, 1993 (as amended by First Amendment dated as of August 3, 1993, Second Amendment dated as of September 23, 1993, Third Amendment dated as of December 1, 1993, and Fourth Amendment dated as of May 12, 1994, the "Credit Agreement") among VARCO INTERNATIONAL, INC., a California corporation, CITICORP USA, INC. and CITIBANK, N.A.

     PRELIMINARY STATEMENTS. The parties to the Credit Agreement wish to amend the Credit Agreement in certain respects and the Lender and the Issuing Bank are amenable to waiving compliance by the Borrower with certain covenants contained in the Credit Agreement, all as hereinafter set forth. Terms defined in the Credit Agreement are used in this Amendment as defined in the Credit Agreement and, except as otherwise indicated, all references to Sections and Articles refer to the corresponding Sections and Articles of the Credit Agreement.

     The parties hereto therefore agree as follows:

     SECTION 1.  Amendments. Effective as of the Amendment Effective Date (as
                 ----------
defined in Section 3 hereof), and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

     a.   The definition of "Consolidated Fixed Charges" in Section 1.01 is
                             --------------------------
hereby deleted and restated in full as follows:

          "Consolidated Fixed Charges" means, for any period, the sum of (a)
           --------------------------
     Consolidated Interest Expense for such period plus (b) the amount of any principal payments on Debt (excluding the Subordinated Note, the Subordinated Debentures, the Senior Notes and Debt included in clauses (c) or (d) of the definition of "Debt") required to be paid during such period.

     b. Section 5.03(e) is amended by deleting "$101,000,000" in line 3 and substituting "$94,000,000".

     c. Section 7.02 is amended by deleting the addresses for notices to the Lender and the Issuing Bank and substituting the following:

     If to the Lender at:        Citicorp USA, Inc.
                                 c/o Citicorp North America, Inc.
                                 725 South Figueroa
                                 Los Angeles, CA 90017
                                 Attention: Zoya Lazar
                                 Telecopy No.: (213) 683-1854

     If to the Issuing Bank at:  Citibank, N.A.
                                 c/o Citicorp North America, Inc.
                                 725 South Figueroa
                                 Los Angeles, CA 90017
                                 Attention: Zoya Lazar
                                 Telecopy No.: (213) 683-1854

     SECTION 2.  Waivers. (a) The Borrower has advised the Lender that the
                 -------
Borrower proposes to acquire Rig Technology Limited, a corporation under the Companies Act in Scotland ("Rig Technology"), as more fully described in the letter from the Borrower to the Lender dated October 3, 1994. The Borrower has requested that the Lender waive the provisions of Section 5.02(c) to permit such acquisition. Effective as of the Amendment Effective Date, subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Lender and the Issuing Bank hereby
(i) consent and agree that the Borrower may commit to acquire and acquire Rig Technology by purchase of all its outstanding share capital for a purchase price in pounds sterling not to exceed the equivalent of US$10,000,000.00 and make and maintain such investment and (ii) waive compliance by the Borrower with the provisions of Section 5.02(c) to permit the Borrower to commit to and make such acquisition and to make and maintain such investment and waive any Event of Default or Incipient Default that would otherwise arise therefrom under Section 5.02(c).

     (b) The Borrower has advised the Lender that the Borrower intends to cause Martin-Decker Totco, Inc., a Texas corporation, to acquire all or substantially all of the assets, and to assume all or substantially all of the liabilities, of Metrox, Inc., a California corporation, as more fully described in the letter from the Borrower to the Lender dated January 17, 1994. The Borrower has requested that the Lender waive the provisions of Sections 5.01(b), 5.02(c) and 5.02(e) to permit such transaction. Effective as of the Amendment Effective Date, subject to the satisfaction of the conditions precedent set forth in
Section 3 hereof, the Lender and the Issuing Bank hereby (i) consent to such transaction and (ii) waive compliance by the Borrower with the provisions of Sections 5.01(b), 5.02(c) and 5.02(e) to permit the Borrower to effect such transaction and waive any Event of Default or Incipient Default that would otherwise arise therefrom under Section 5.01(b), 5.02(c) or 5.02(e).

     SECTION 3.  Conditions to Effectiveness. This Amendment shall be effective
                 ---------------------------
as of October 31, 1994 (the "Amendment Effective Date"), subject to the Lender's receipt of: (i) a counterpart of this Amendment executed by the Borrower, (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower attaching a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment and certifying the name and true signature of each officer of the Borrower executing this Amendment on its behalf, and (iii) counterparts of a Consent and Acknowledgement in the form attached as Annex A hereto executed by each Guarantor.

     SECTION 4.  Representations and Warranties. The Borrower represents and
                 ------------------------------
warrants as follows as of the date hereof and the Effective Date: (a) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment;
(b) the execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene the Borrower's charter or by-laws, or any law or any contractual restriction binding on or affecting the Borrower; (c) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Borrower of this Amendment or for the performance by the Borrower of the Credit Agreement as hereby amended; (d) this Amendment and the Credit Agreement as hereby amended constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms; (e) all representations and warranties of the Borrower set forth in Article IV are true and correct, as if repeated and restated in full herein (except to the extent that such representations and warranties expressly relate solely to an earlier date and then are correct as of such date); and (f) no Default or Event of Default has occurred and is continuing.

     SECTION 5.  Reference to and Effect on the Credit Agreement. Upon the
                 -----------------------------------------------
effectiveness of Sections 1 and 2 hereof, on and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the Note or the other Loan Documents to "the Credit Agreement," shall mean and be a reference to the Credit Agreement as amended by this Amendment. Except as specifically amended above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     SECTION 6.  Execution in Counterparts. This Amendment may be executed in
                 -------------------------
any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.

     SECTION 7.  Governing Law. This Amendment shall be governed by, and
                 -------------
construed in accordance with, the laws of the State of New York.

     SECTION 8.  Expenses. Each party hereto shall bear its own costs and
                 --------
expenses (including counsel fees and expenses) in connection with the preparation, execution and delivery of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         VARCO INTERNATIONAL, INC.

                                         By:    /s/  R. A. Keston
                                             ------------------------------
                                                     R.A. Keston

                                         Title: Vice President
                                                ---------------------------


                                         CITICORP USA, INC.

                                         By:
                                             ------------------------------
                                                    Vice President


                                         CITIBANK, N.A.

                                         By:
                                             ------------------------------
                                                    Vice President